ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated January 29, 1999, with respect to Principal Life Insurance Company Variable Life Separate Account and Principal Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration
Statement (Form S-6 No. 333-71521) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account -Survivorship Flexible Premium Variable Universal Life Insurance Policy.


/S/ Ernst & Young LLP


Des Moines, Iowa
May 18, 1999

Ernst & Young LLP is a member of Ernst & Young International, Ltd.